U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida 33027
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:   (954) 364-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Supplemental Indenture

          On January 30, 2014, Elizabeth Arden, Inc. (the "Company") issued $100,000,000 aggregate principal amount of 7.375% Senior Notes due 2021 (the "Notes"), which mature on March 15, 2021, pursuant to an indenture, dated as of January 21, 2011 (the "Existing Indenture"), among the Company and U.S. Bank National Association, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture, dated as of January 30, 2014 (the "First Supplemental Indenture" and, together with the Existing Indenture, the "Indenture"), among the Company and the Trustee. In 2011, the Company issued $250,000,000 aggregate principal amount of 7.375% Senior Notes due 2021 under the Existing Indenture. The Indenture provides that the Notes are general unsecured, senior obligations of the Company and will initially not be guaranteed by any of the Company's subsidiaries.

The Company will pay interest on the Notes at 7.375% per annum, semi-annually in arrears on March 15 and September 15, commencing on March 15, 2014.

          The Company may redeem some or all of the Notes at any time on or after March 15, 2016, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. The Company may redeem the Notes prior to March 15, 2016 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date, plus a "make-whole" premium. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings completed prior to March 15, 2014 at a redemption price of 107.375% of the principal amount, plus accrued and unpaid interest to the redemption date.

          The Indenture contains covenants that limit the Company's (and its restricted subsidiaries') ability to, among other things: (i) incur or assume additional indebtedness; (ii) issue redeemable stock and preferred stock; (iii) repurchase capital stock; (iv) make other restricted payments, including without limitation, paying dividends and making investments; (v) create liens; (vi) redeem debt that is junior in right of payment to the Notes; (vii) sell or otherwise dispose of assets, including capital stock of subsidiaries; (viii) enter into agreements that restrict dividends from subsidiaries; (ix) enter into mergers or consolidations; (x) enter into transactions with affiliates and (xi) guarantee indebtedness. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

Registration Rights Agreement

          On January 30, 2014, in connection with the issuance of the Notes, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with J.P. Morgan Securities LLC, as representative (the "Representative") of the initial purchasers of the Notes (the "Initial Purchasers").

          Subject to the terms of the Registration Rights Agreement, among other things, the Company will file one or more registration statements pursuant to the Securities Act of 1933, as amended, relating to notes (the "Exchange Notes") having identical terms in all material respects as the Notes as part of offers to exchange freely tradable Exchange Notes for Notes and will use its reasonable best efforts to cause the exchange offer to be consummated within 270 days after the issue date of the Notes.

          If the Company fails to meet these requirements, among others, holders of the Notes will be entitled to the payment of additional interest. In certain limited circumstances, the Company will be required to file a shelf registration statement to cover resales of the Notes by holders thereof.

          The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Existing Indenture, which is filed as Exhibit 4.1 to the Company's Form 8-K, filed on January 25, 2011; the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto; and the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto. Each of the foregoing documents is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01, First Supplemental Indenture, above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

          On January 27, 2014, the Company issued a press release to announce that it priced the offering of the Notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

4.1	First Supplemental Indenture, dated as of January 30, 2014, between Elizabeth Arden, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of January 30, 2014, by and among Elizabeth Arden, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers.

99.1	Press release of Elizabeth Arden, Inc., dated January 27, 2014.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: January 30, 2014	/s/ Marcey Becker

Marcey Becker Senior Vice President Finance and Corporate Development, and Treasurer

Exhibit Index

Exhibit Number	Exhibit

4.1	First Supplemental Indenture, dated as of January 30, 2014, between Elizabeth Arden, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of January 30, 2014, by and among Elizabeth Arden, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers.

99.1	Press release of Elizabeth Arden, Inc., dated January 27, 2014.